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                                                                Exhibit 10.14
                             SUBLEASE AGREEMENT

      This Sublease Agreement ("Sublease") is dated as of November 23, 1998 (the "Effective Date") by and between Applied Materials, Inc., a Delaware corporation, ("Sublessor") and Trident Microsystems, Inc., a California corporation ("Sublessee").

      1.    PROVISIONS CONSTITUTING SUBLEASE

            1.1 This Sublease is and at all times shall be subject and subordinate to the Lease dated as of May 9, 1995, between Sobrato Development Companies #871, as landlord ("Landlord"), and Sublessor, as tenant, as amended by that certain First Amendment to Lease dated November 26, 1997 (the "Amendment") (together, the "Master Lease"). A copy of the Master Lease is attached hereto as EXHIBIT A. Sublessee shall comply with all of the provisions of the Master Lease and shall perform all the obligations on the part of the "Tenant" under the Master Lease. Sublessee shall indemnify and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorney's fees and costs, arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder or the obligations of the "Tenant" under the Master Lease as provided herein. In the event of the termination of Sublessor's interest as "Tenant" under the Master Lease for any reason other than a voluntary termination of the Master Lease by Sublessor without Sublessee's consent, then this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

            1.2 Except for sections 1, 2, 3, 4, 5, 6, 7, 8, 10, the second paragraph of section 17, 18(A), (B) and (E), 26, the second paragraph of section 32, 34, 37, 38, 39, 40, 42 and 46 of the Master Lease, all of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease, and along with all of the provisions of this Sublease shall be the complete terms and conditions of this Sublease. The terms of the Amendment shall not be incorporated into this Sublease. All references in the Master Lease to the "Lease" shall be deemed to refer to this Sublease and all references in the Master Lease to "Landlord" and "Tenant" shall be deemed to refer to Sublessor and Sublessee, respectively, except that any reference to "Landlord" in section 9, the second paragraph of section 11, sections 12(C) and (D), sections 13, 14, 15, 16, the first paragraph of section 17, sections 18(C) and (D), the first paragraph of section 19, and sections 20, 23, 27, 29(A) for purposes of Landlord's consent only, 33, 36, and 45 of the Master Lease shall be deemed to refer to both Landlord and Sublessor and any reference to "Landlord" in the first and third paragraphs of section 11, sections 12(B), 25, 28, 30, 31, the first paragraph of section 32, and section 43 of the Master Lease shall be deemed to refer to Landlord only.

      2.    PREMISES

            2.1 Sublessor leases to Sublessee and Sublessee hires from Sublessor the premises consisting of the real property commonly known as 2450 Walsh Avenue, Santa Clara, California, and all improvements located thereon (the "Subleased Premises").

            2.2 Sublessee accepts the Subleased Premises, and all improvements included therein, in their present condition, "as is," without representation or warranty by Sublessor

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as to the condition of the subleased premises or as to the use or occupancy which may be made thereof. Sublessee acknowledges (a) that it has been advised by Sublessor to satisfy itself with respect to each and every condition of the Subleased Premises and the present and future suitability of the Subleased Premises for Sublessee's intended use, (b) that Sublessee has made such investigations of the Subleased Premises as it deems necessary and assumes all responsibility therefore with respect to the occupancy of the Subleased Premises, and (c) that neither Landlord nor Sublessor, or any of their agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Sublease, if any. Sublessor shall have no obligation whatsoever to construct or make any alterations or improvements to the Subleased Premises. The foregoing notwithstanding, Sublessor shall remove, at Sublessor's sole expense, the existing kitchen appliances and associated equipment from the Subleased Premises on or before March 1, 1999.

            2.3 Prior to the expiration of this Sublease, Sublessee shall remove all of its trade fixtures, personal property and any alterations performed by or on behalf of Sublessee from the Subleased Premises and shall surrender the Subleased Premises to Sublessor in broom clean defined in section, ordinary wear and tear, acts of God, casualty, condemnation and Hazardous Materials (as defined in section 18(A) of the Master Lease) not used, stored, released, or disposed of by Sublessee, its agents, employees or contractors excepted, and free of all Hazardous Materials used, stored, transported, released, or disposed of by Sublessee or its agents, employees, or contractors. If the Subleased Premises were not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor to return the Subleased Premises to the required condition. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Sublessee or its agents, employees or contractors, as between Sublessor and Sublessee, Sublessee shall not be responsible for and hereby is released by Sublessor from any claim, remediation obligation, removal obligation, monitoring cost, investigation obligation liability, cause of action, penalty, attorneys' fee, cost, expense or damage owing or alleged to be owing to any third party with respect to any Hazardous Material present on or about the Subleased Premises or the soil, groundwater or surface water thereof as of the Commencement Date of this Sublease, without regard to whether the presence of the Hazardous Materials was caused by any person other than Sublessor. Nothing contained in this paragraph shall be construed as to permit Sublessee to use, store or transport Hazardous Materials on the Subleased Premises. Sublessee's rights with respect to the use of Hazardous Materials on the Subleased Premises are set forth in paragraph 14 below.

                  2.3.1 Sublessee shall not be required to reinstall kitchen appliances and/or associated equipment removed by Sublessor as provided for herein. Sublessee shall perform any other restoration of the kitchen area required by Landlord.

      3.    TERM.

            3.1 The term of this Sublease shall be for a period of twenty-seven (27) months, commencing April 1, 1999, and ending June 30, 2001, unless sooner terminated pursuant to any provision hereof. Sublessee, at its option, may advance the Commencement Date pursuant to Section 8.2 below.


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          3.2  If Sublessee remains in possession of all or any part of the
Subleased Premises after June 30, 2001, with the prior written consent of Sublessor, such tenancy shall be on a month-to-month basis only and shall not constitute a renewal or extension for any further term. If Sublessee remains in possession of all or any part of the Subleased Premises after June 30, 2001, without the prior written consent of Sublessor, such tenancy shall be a tenancy at sufferance and Sublessor shall be entitled, without service of any additional notice to Sublessee, to immediately commence legal proceedings to recover possession of the Subleased Premises. No delay in the commencement of any such proceedings shall constitute a waiver of Sublessor's rights to bring such an action at a later date. If Sublessee remains in possession after June 30, 2001, either with or without Sublessor's consent, the monthly rent shall be increased in an amount equal to one hundred fifty percent (150%) of the monthly rent payable during the last month of the term, and any other sums due under this Sublease shall be payable in the amount and at the time specified in this Sublease. Such holdover tenancy shall be subject to every other term, condition, and covenant contained herein. If Sublessee fails to surrender the Subleased Premises to Sublessor upon the expiration of the term, Sublessee shall indemnify and hold Sublessor harmless from all loss or liability resulting from Sublessee's failure to surrender, including, without limitation, any damages payable by Sublessor to Landlord under the Master Lease resulting from Sublessor's failure to deliver possession as required under the Master Lease.

          3.3 Notwithstanding any option to extend the term set forth in the Master Lease, Sublessee shall have no option to extend the term of this Sublease.

     4.   RENT.

          4.1 From April 1, 1999 through March 31, 2000, Sublessee shall pay to Sublessor as rent for the Subleased Premises the sum of One Hundred Four Thousand Sixty-Three and 85/1000 Dollars ($104,063.85) per month. From April 1, 2000 through March 31, 2001, Sublessee shall pay to Sublessor as rent for the Subleased Premises the sum of One Hundred Seven Thousand Two Hundred Seventeen and 30/100 Dollars ($107,217.30) per month. From April 1, 2001 through June 30, 2001, Sublessee shall pay to Sublessor as rent for the Subleased Premises the sum of One Hundred Ten Thousand Three hundred Seventy and 75/1000 Dollars ($110,370.75). All such rent shall be paid in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof the sum of One Hundred Four Thousand Sixty-Three and 85/100 Dollars ($104,063.85) as rent for the first month of the term. Rent for any period during the term hereof which is for less than one month shall be prorated based on the actual number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor amy designate in writing.

          4.2 It is understood and agreed that the rent paid by Sublessee pursuant to paragraph 4.1 represents base rent only and does not include any of the expenses to be paid by Tenant under the Master Lease, either directly or indirectly, to Landlord, including without limitation the costs and expenses set forth in sections 11, 12 and 13 of the Master Lease. Sublessee shall be responsible for all such expenses and shall pay such expenses to Sublessor by the date that Sublessor is required to pay same to Landlord under the Master Lease.

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          4.3  Sublease acknowledges that late payment by Sublessee to Sublessor of rent and other charges provided for under this Sublease will cause Sublessor to incur costs not contemplated by this Sublease will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of rent or any other charge due from Sublessee is not received by Sublessor within five (5) days after the day on which such payment was due, Sublessee shall pay to Sublessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of the late payment by Sublessee. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of base rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Sublease to the contrary.

Initials:

/s/ JRB                             /s/ WSR              /s/ FL
-----------------------             ---------------------------
Sublessor                           Sublessee


     5. SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of One Hundred Ten Thousand Three Hundred Seventy and 75/100 Dollars ($110,370.75) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Sublessor shall be returned without payment of interest for its use, to Sublessee within thirty (30) days after the expiration of the term hereof or thirty (30) days after the date Sublessee has vacated the Premises, whichever is later.

     6. USE. The Subleased Premises shall be used and occupied only for office, research and development, marketing, light manufacturing, storage and other incidental use and any other use permitted by law, subject to the consent of Sublessor and Landlord. Sublessee shall not use or permit the use of the Subleased Premises in a manner that creates waste or a nuisance or that disturbs owners or occupants of neighboring properties.

     7. ALTERATIONS. Notwithstanding the provisions of SECTION 10 of the Master Lease, Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublessor and Landlord. Sublessee shall pay all costs charged by Landlord and the actual costs incurred by Sublessor in connection with the review and


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approval of any sublessee-proposed alterations, additions or improvements. No earlier than thirty (30) days prior to the expiration of the term of this Sublease, Sublessee shall inquire in writing whether Sublessor or Landlord shall require the removal of any alterations, additions or improvements made to the Subleased Premises by Sublessee. At the expiration or sooner termination of this Sublease, all alterations, additions or improvements installed in or made to the Subleased Premises by Sublessee shall be removed and any damage caused to the Subleased Premises shall be repaired at Sublessee's expense unless Sublessor notifies Sublessee in writing prior to expiration of the Term that such alterations, additions or improvements are to remain in the Subleased Premises. If Sublessor or Landlord so notifies Sublessee that the alterations, additions or improvements shall become the property of Sublessor or Landlord at no cost (except that any trade fixtures and equipment may be removed by Sublessee provided that Sublessee repair any damage to the Subleased Premises caused by such removal).

      8.    EARLY OCCUPANCY.

            8.1 Early Entry. During the period (the "Early Entry Period") after January 1, 1999, and prior to the Commencement Date, Subtenant shall be permitted to enter the Premises for the sole purpose of constructing its Interior Improvements. Notwithstanding any other provision herein to the contrary, Subtenant's use of the Premises during the Early Entry Period shall be subject to all of the terms, covenants and conditions of this Sublease (including Subtenant's obligations regarding indemnity and insurance), provided, however, that Subtenant's obligation to pay Rent during the Early Entry Period shall be waived. Notwithstanding the foregoing, Subtenant shall pay for all utility costs incurred by Landlord or Sublessor to the extent they relate to the Interior Improvements work being performed by Subtenant during the Early Entry Period.

            8.2 Early Commencement. Sublessee shall have the right at its election to occupy the Premises prior to April 1, 1999 on the following terms and conditions.

                  8.2.1 Sublessee may occupy the Premises in part after January 1, 1999 for the installation of its test floor only, and the term shall commence as of the date that the test floor is put into use, provided that the monthly base rent as described in Sections 4.1 and 4.2 from the advanced Commencement Date through March 31, 1999 shall be Nine Thousand Dollars ($9,000.00) per month.

                  8.2.2 Sublease may also occupy the entire Premises (which shall mean any use and occupancy beyond the test floor) and the term of this Sublease shall commence on the date that Sublessee begins business operations in the Premises, provided that the monthly base rent as described in sections 4.1 and 4.2 from the advanced Commencement Date through March 31, 1999 shall be Sixty-Seven Thousand Four Hundred Dollars ($67,400.00).

      9. DAMAGE AND DESTRUCTION. In the event of the occurrence of an event set forth in section 28 of the Master Lease, this Sublease shall terminate as of the date of damage or destruction unless sublessee notifies Sublessor that Sublessee desires to continue to occupy the Subleased Premises during the remainder of the term of this Sublease notwithstanding

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such damage or destruction. In such event, the rent payable hereunder shall be abated proportionately to the extent that Sublessee's use and occupancy of the Subleased Premises is impaired by such damage or destruction. Sublessee acknowledges, however, that Sublessor shall have no obligation to repair or restore the Subleased Premises following any such damage or destruction.

      10. SIGNAGE. Prior to the commencement of the term, Sublessor shall remove its existing signage from the monuments at the Subleased Premises. Subject to the prior written approval of Landlord and compliance with applicable governmental regulations, Sublessee shall have the right to install signage on the existing monument signs at the Subleased Premises.

      11. BROKERS. Sublessor has retained Wayne Mascia Associates, and Sublessee has retained Colliers Parrish International. Sublessor shall be responsible for brokerage commissions according to Wayne Mascia Associates' standard commission schedule and agreement with cooperating brokers. Sublessee and Sublessor each warrants and represents to the other that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Sublease and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessee and Sublessor shall indemnify, defend and hold the other harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising from any claims made by any other broker or individual for commissions or fees who claims to have represented the indemnifying party in connection with this Sublease.

      12. LANDLORD'S CONSENT. Sublessee acknowledges that this Sublease is subject to the consent of the Landlord under the Master Lease. Accordingly, this Sublease shall not be effective unless and until Landlord has consented to this Sublease in writing. Sublessor shall use diligent efforts to obtain such consent as soon as reasonably possible following execution of this Sublease by Sublessor and Sublessee. Sublessor shall have no liability whatsoever to Sublessee, however, if Sublessor is unable to obtain such consent from Landlord. Sublessee shall cooperate and provide whatever documentation is reasonably required by Landlord in order to obtain Landlord's consent to this Sublease.

      13. ADDRESSES FOR NOTICES. Any notice shall be served by certified mail, return receipt requested, overnight courier or hand delivery. Notices shall be deemed effective when received if served by hand delivery, one day after being sent if delivered by overnight carrier or three (3) days after deposit in the U.S. Mail if sent by certified mail. Sublessor's address for notices, and the address to which sublessee shall make all payments of Rent due hereunder, shall be 3050 Bowers Avenue, M/S 2753, Santa Clara, CA 95054,
Attention: Corporate Real Estate Manager. Rent installment payments shall be sent to the address stated, Attention: Deborah Norris. A copy of any notice to Sublessor shall be sent to: Applied Materials, Inc., Office of the General Counsel, 2881 Scott Boulevard, M/S 2062, Santa Clara, CA 95051. Sublessee's address for notices shall be the address for the Subleased Premises. Either party may change the address for notices (or for rent payments) by giving written notice as set forth in this section.

      14. PERMITTED HAZARDOUS MATERIALS. To the extent permitted by the Master Lease, Sublessee shall be permitted to use on the subleased Premises usual and customary



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amounts of office and janitorial supplies, and the use of such products shall not be deemed a breach of this Sublease. No. other Hazardous Materials are to be used in or brought onto the Subleased Premises without the prior written consent of Sublessor and Landlord, which consent may be withheld in each party's sole and absolute discretion.

          15. HAZARDOUS MATERIALS INDEMNIFICATION

     Sublessee shall indemnify and hold Sublessor and Landlord harmless from only those claims, liabilities, costs or expenses incurred or suffered by Sublessor and Landlord arising from Sublessee's bringing, using, generating, emitting or disposing Hazardous Materials on the Subleased Premises by Sublessee, Sublessee's agents, employees, contractors, or invitees. Sublessee's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal from soils, riverbeds or aquifers of Hazardous Materials emitted, released, or disposed of on the Subleased Premises by Sublessee, Sublessee's agents, employees, contractors or invitees, and (iii) all costs of defending such claims.

     Sublessor shall indemnify and hold Sublessee harmless from only those claims, liabilities, costs or expenses incurred or suffered by Sublessee arising from Sublessor's bringing, using, generating, emitting or disposing Hazardous Materials on the Subleased Premises by Sublessor, harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under CERCLA, RCRA or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal from soils, riverbeds or aquifers of Hazardous Materials emitted, released, or disposed of on the Subleased Premises by Sublessor, Sublessor's agents, employees, contractors or invitees, and (iii) all costs of defending such claims.

     Sublessor and Sublessee acknowledge and agree that neither party shall have any obligation to the other arising from the presence of Hazardous Materials at the Subleased Premises which were not caused by such party or its agents, employees, contractors or invitees.

          16. SUBLESSOR'S OBLIGATIONS. With respect to work, service, repairs, restoration or the performance of any other obligation of Landlord under the Master Lease, the sole obligation of sublessor shall be to request the same in writing from Landlord as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring sublessor to spend more than a nominal sum) to obtain the Master Lessor's performance.

     17. SUBLESSEE'S OBLIGATIONS. Sublessee shall be responsible for each of Sublessor's obligations as Tenant under the Master Lease, including without limitation those obligations set forth in section 11. Within fifteen (15) days after the Effective Date, Sublessee shall enter into service contracts with a licensed air-conditioning and heating contractor and a licensed roof contractor as specified in section 11 of the Master Lease. If Sublessee fails to perform any such obligation, Sublessor shall, in addition to any other remedies available to it, be entitled to perform such obligation and to collect from Sublessee the cost therefor.

     18. SUBLESSOR'S REPRESENTATION. Sublessor represents and warrants, to the best of Sublessor's knowledge, that the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Landlord or Sublessor, has any event occurred, or any circumstances exist, which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

     19. DEFAULT, BREACH AND REMEDIES. The provisions set forth in section 22 of the Master Lease are incorporated into this Sublease as if set forth fully herein. In the event Sublease breaches any obligation of this Sublease (including the terms of the Master Lease incorporated herein), Sublessor shall have the right and remedies available to Landlord under the Master Lease.

     20. SUBLESSOR'S ENTRY. Notwithstanding anything to the contrary contained in the Master Lease or this Sublease, in entering upon the Subleased Premised, Sublessor shall minimize interference with Sublessee's use of the Subleased Premises to the extent possible and shall comply with Sublessee's reasonable safety and security regulations.

     21. CONSENTS. Except as otherwise provided in the Master Lease or this Sublease, whenever the consent of Sublessor or Landlord is required to an act by or for Sublessee, such consent shall not be unreasonably withheld or delayed. Sublessor's and Landlord's actual costs and expenses incurred in the consideration of, or response to, a request by Sublessee for any Sublessor or Landlord consent pursuant to this Sublease shall be paid by Sublessee to Sublessor or Landlord, as applicable, upon receipt of an invoice therefor. Sublessor's consent to any act by Sublessee shall not constitute an acknowledgement that no default or breach of this Sublease exists, nor shall such consent be deemed to be a waiver of any then existing default or breach, except as may otherwise specifically be stated in writing by Sublessor at the time of such consent.

     22. MERGER. This Sublease (including the applicable provisions of the Master Lease) contains all agreements between Sublessor and Sublessee with respect to Sublessee's hiring of the Subleased Premises, and no other prior to contemporaneous agreement or understanding shall be effective.

     23. INTENT OF THE PARTIES. It is the intent of the parties that at all times during the term of this Sublease, Sublessee shall be responsible for all obligations of, and expenses to be incurred by, Tenant under the Master Lease. This Sublease shall be interpreted in accordance with the expressed intent of the parties.


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                                                                       EXHIBIT A


                   [SOBRATO DEVELOPMENT COMPANIES LETTERHEAD]


                            FIRST AMENDMENT TO LEASE


This first amendment to lease ("Amendment") is made this 26th day of November, 1997 by and between Sobrato Development Companies #871, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Applied Materials, a Delaware corporation having its principal place of business at 3050 Bowers Avenue, Santa Clara, California ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated May 9, 1995 (the "Lease") for the premises ("Premises") located at 2450 Walsh Avenue in Santa Clara, California; and

WHEREAS effective the date of this Amendment, Landlord and Tenant wish to modify the Lease to reflect (i) Tenant's exercise of the first of its two Options to extend the Lease Term pursuant to Lease paragraph 37.A; (ii) a revised Expiration Date; and (iii) an increase in the Base Monthly Rent for the Option Period from June 15, 1998 through June 30, 2001;

NOW, THEREFORE, in order to effect the intent of the parties set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1. Tenant hereby exercises its Option to extend the Lease Term for the first of its two Option Terms as defined in Lease paragraph 37.A.

2. The Expiration Date of the Lease is changed from June 14, 1998 to June 30, 2001.

3. Effective June 15, 1998, Base Monthly Rent shall be due and payable based upon the following schedule:

     June 15, 1998 through June 30, 1999:  $91,450.00 per month
     July 1, 1999 through June 30, 2000:   $94,604.00 per month
     July 1, 2000 through June 30, 2001:   $97,757.00 per month

5. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.


LANDLORD                                TENANT
Sobrato Development Companies #871      Applied Materials,
a California limited partnership        a Delaware corporation

By: /s/ JOHN MICHAEL SOBRATO            By: /s/ WEI CHIU
    ------------------------------      --------------------------------------
Its:   JOHN MICHAEL SOBRATO             Its:             WEI CHIU
         GENERAL PARTNER                             SENIOR DIRECTOR
                                             GLOBAL REAL ESTATE & CONSTRUCTION

     24. PARKING LICENSE AGREEMENT. The Sublease of the Premises shall be subject to the rights of Probe Technology Corporation ("Probe") pursuant to the Parking License Agreement dated as of October 1, 1997, a copy of which is attached hereto as EXHIBIT B, pursuant to which Probe has a license for the use of twelve (12) parking spaces on the Premises. Upon the Commencement Date of the Sublease, Sublandlord shall assign to Subtenant, and Subtenant shall assume, all rights and obligations of Sublandlord under the Parking License Agreement.


SUBLESSOR                               SUBLESSEE

APPLIED MATERIALS, INC.,                TRIDENT MICROSYSTEMS, INC.,
a Delaware corporation                  a California corporation

By: /s/ THOMAS M. ROHRS                 By: /s/ W. STEVEN ROWE
    ------------------------------          ---------------------------------
Print Name: Thomas M. Rohrs             Print Name: W. Steven Rowe
            ----------------------                  -------------------------
Print Title: VP, Global Operations      Print Title: Vice President of Admin.
             ---------------------                   ------------------------

By: /s/ JOSEPH R. BRONSON               By: /s/ FRANK C. LIN
    ------------------------------          ---------------------------------
Print Name: Joseph R. Bronson           Print Name: Frank C. Lin
            ----------------------                  -------------------------
Print Title: Sr. VP, Office of the      Print Title: Chairman & CEO
             ---------------------                   ------------------------
             the President
             CFO/CAO

                                 LEASE BETWEEN
                       SOBRATO DEVELOPMENT COMPANIES #871
                                      AND
                               APPLIED MATERIALS

SECTION                                                           PAGE
-------                                                           ----
Parties.........................................................    1
Premises........................................................    1
Use.............................................................    1
Term and Rental.................................................    1
This paragraph intentionally left blank.........................    1
Late Charges....................................................    1
Acceptance of Possession and Covenants to Surrender.............    1
Uses Prohibited.................................................    2
Alterations and Additions.......................................    2
Maintenance of Premises.........................................    3
Hazard Insurance................................................    3
     Tenant's Use...............................................    3
     Landlord's Insurance.......................................    3
     Tenant's Insurance.........................................    4
     Waiver.....................................................    4
Taxes...........................................................    4
Utilities.......................................................    4
Abandonment.....................................................    4
Free From Liens.................................................    5
Compliance With Governmental Regulations........................    5
Toxic Waste and Environmental Damage............................    5
     Tenant's Responsibility....................................    5
     Tenant's Indemnity Regarding Hazardous Materials...........    5
     Actual Release by Tenant...................................    6
     Environmental Monitoring...................................    6
     Landlord's Indemnity Regarding Hazardous Materials.........    6
Indemnity.......................................................    6
Advertisements and Signs........................................    7
Attorney's Fees.................................................    7
Tenant's Default................................................    7
     Remedies...................................................    8
     Right to Re-enter..........................................    8
     Abandonment................................................    8
     No Termination.............................................    8
Surrender of Lease..............................................    8
Habitual Default................................................    9
Landlord's Default..............................................    9
Notices.........................................................    9
Entry by Landlord...............................................    9
Destruction of Premises.........................................    9
     Destruction by an Insured Casualty.........................    9
     Destruction by an Uninsured Casualty.......................   10
Assignment or Sublease..........................................   10
     Consent by Landlord........................................   10
     Assignment or Subletting Consideration.....................   10
     No Release.................................................   10
     Effect of Default..........................................   11
Condemnation....................................................   11
Effects of Conveyance...........................................   11
Subordination...................................................   11

                                   EXHIBIT A

SECTION                                                           PAGE
-------                                                           ----
Waiver..........................................................    12
Holding Over....................................................    12
Successors and Assigns..........................................    12
Estoppel Certificates...........................................    12
Option to Extend the Lease Term.................................    12
     Grant and Exercise of Option...............................    12
     Determination of Fair Market Rental........................    13
     Resolution of a Disagreement over the Fair Market Rental...    13
Right Of First Offering To Lease................................    13
Right Of First Offering To Purchase.............................    14
Options.........................................................    14
Quiet Enjoyment.................................................    14
Brokers.........................................................    15
Landlord's Liability............................................    15
Authority of Parties............................................    15
Transportation Demand Management programs.......................    15
Dispute Resolution..............................................    15
Miscellaneous Provisions........................................    15
     Rent.......................................................    15
     Management Fee.............................................    15
     Performance by Landlord....................................    15
     Interest...................................................    15
     Rights and Remedies........................................    15
     Survival of Indemnities....................................    16
     Severability...............................................    16
     Choice of Law..............................................    16
     Time.......................................................    16
     Entire Agreement...........................................    16
     Representations............................................    16
     Headings...................................................    16
     Exhibits...................................................    16
Exhibit "A" - Premises..........................................    17
Exhibit "B" - Tenant Improvements...............................    18


                                    Page ii

     1. PARTIES: THIS LEASE, is entered into on this 9th day of May, 1995, between Sobrato Development Companies #871, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Applied Materials, a Delaware Corporation, whose address is 3050 Bowers Avenue, Santa Clara, California 95054, hereinafter called respectively Landlord and Tenant.

     2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to wit:

That certain real property commonly known and designated as 2450 Walsh Avenue consisting of 63,069 rentable square feet ("Building") as outlined in red on Exhibit "A".

     3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, storage and other incidental use and any other use permitted by law, subject to Landlord's consent. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     4. TERM AND RENTAL: The term ("Lease Term") shall be for thirty-seven and one half (37.5) months, commencing on the 1st day of May, 1995 ("Commencement Date"), and ending on the 14th day of June, 1998, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises the sum of Fifty-Three Thousand Six Hundred Nine and No/100 Dollars ($53,609.00). Notwithstanding the foregoing, Tenant's obligation to pay Base Monthly Rent shall not commence until June 15, 1995 ("Rent Commencement Date"). Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at the address specified in paragraph 1 of this Lease or at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Twenty-Six Thousand Eight Hundred Four and 50/100 Dollars ($26,804.50) as prepaid rent for the period from June 15, 1995 through June 30, 1995.

     5.   This paragraph intentionally left blank.

     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which late charge shall be due and payable on the same date that the overdue amount in question was due. Landlord agrees to waive said late charge in the event all amounts set forth in any notice served upon Tenant by Landlord to pay rent or quit in connection with the overdue amount are paid in full by cashier's check within five (5) days after Landlord's written notice to Tenant of non-payment or within five (5) days after Landlord's service upon Tenant of such notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base
Monthly Rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     7.   This paragraph intentionally left blank.

     8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: Landlord agrees to deliver the Premises on the Rent Commencement Date in good operating condition and repair, including the parking lot, elevator, roof membrane, HVAC and electrical systems, and plumbing. Tenant shall thereafter accept the Premises as being in good and sanitary order, condition and repair and accepts the Premises and the other improvements in said condition. If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant for Tenant's interior work by May 1, 1995, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Rent Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. If Landlord is unable to deliver possession of the Premises to Tenant by August 1, 1995, plus any days of delay caused by Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Tenant has not given written notice of termination by September 1, 1995, Tenant shall be deemed to have elected to continue the Lease in full force and effect pending the Commencement Date.

     Tenant further agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Tenant agrees, at its sole costs, to remove all phone and data cabling from the suspended ceiling and repair or replace broken ceiling tiles, and relevel the ceiling if required. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. Tenant shall ascertain from Landlord within thirty (30) days before the Expiration Date whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the Commencement Date or to cause Tenant to surrender all Alterations in place to Landlord. If Landlord shall so desire, then Tenant shall remove such Alterations as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

     9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purposes, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

     10. ALTERATIONS AND ADDITIONS: Other than the initial interior improvements made by the Tenant to the Premises ("Tenant Improvements") as generally shown on the attached Exhibit "B", which Tenant shall not be required to remove, Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises ("Alterations"), or any part thereof, without (i) the written consent of Landlord first had and obtained, and (ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. After having obtained Landlord's consent (if required), Tenant agrees that it shall not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be construed in compliance with applicable buildings codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord, but shall nevertheless be subject to removal by Tenant as provided in paragraph 8 above. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at Tenant's sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent, to make any alteration or addition to the Premises ("Alterations") which (i) does not affect the structure of the Building, (ii) cost does not exceed $15,000 per alteration nor an aggregate of $25,000 in any

12-month period. All other Alterations shall require Landlord's consent. In order to obtain consent, Tenant shall deliver to Landlord the proposed architectural and structural plans for all such Alterations.

Landlord shall reimburse Tenant for Tenant Improvements up to One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00). Said reimbursement shall be paid within fifteen (15) days of Landlord's receipt from Tenant of evidence that the Tenant Improvements have been performed and paid for by Tenant.

      11. MAINTENANCE OF PREMISES: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roofs structure of the Building Shell. Landlord shall also, subject to prompt reimbursement by Tenant, maintain in good condition, order and repair, and replace as and when necessary, the Building elevator. Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, roof membrane, glazing, sidewalks, parking areas, telephone, plumbing, electrical and HVAC systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning heating, and elevator equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

Tenant shall also be responsible, at its sole cost and expense for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord ("Approved Roof Contractor"), at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth
(6th) month after the commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Tenant agrees, at its expense, to water, maintain and replace, when necessary, any shrubbery and landscaping. Tenant shall have no responsibility to perform any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or its agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty, whether or not covered by insurance, or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of laws or construction defect in the Premises as of the Commencement Date, or (iv) for which Landlord has a right of reimbursement from others.

Notwithstanding the foregoing, in the event Tenant's maintenance or repair obligations hereunder would require Tenant to pay for a capital repair or replacement costing in excess of Five thousand and No/100 Dollars ($5,000.00), Tenant shall only be required to pay (i) the initial $5,000.00, and (ii) that portion of the cost over the initial $5,000.00 equal to the product of such cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement.

      12.   HAZARD INSURANCE:

            A. Tenant's Use: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause a cancellation of any insurance policy covering said Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or Company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Premises and appurtenances.

            B. Landlord's Insurance: Landlord agrees to purchase and keep in force fire, extended coverage, earthquake (at Landlord's election), owner's liability, and 12 month rental loss insurance. The amount of the said insurance shall not exceed the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any reasonable deductible under such policy. Payment shall be due to Landlord within thirty
(30) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal to or less than four (4) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

            C. Tenant's Insurance: Tenant, at its sole cost, agrees to insure its personal property, Tenant Improvements paid for by Tenant, and alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of not less than $1,000,000.00 per occurrence and a general aggregate limit of not less than $5,000,000.00. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be available at commercially reasonable cost and are customarily carried by entities in Tenant's business or required of tenants of similar properties in Santa Clara County to cover future risks.

            D. Waiver: Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss, damage, cost, claims or judgments occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease), as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be. If a party is unable to obtain such waiver of subrogation from its insurance company, the other party shall have no obligation to provide the waiver of subrogation.

      13. TAXES: Tenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Building during the Lease Term, Tenant agrees to reimburse Landlord its out of pocket costs incurred by Landlord in connection with such application or proceeding in an amount annually not to exceed the annual savings in taxes.

      14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond the Landlord's reasonable control; provided, however, that Tenant shall be entitled to an abatement of rent for impairment to or interruption with use of the premises or any event which would be covered by rent loss insurance.

      15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term, but Tenant shall not be deemed to have abandoned the Premises so long as it continues to pay rent and maintain the Premises pursuant to the lease. If Tenant shall surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

     16. FREE FROM LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises and arising from Tenant's use of the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force to which may hereafter be in force. The judgment of any courts of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether
Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, make any required alterations to bring the Premises into compliance with the provisions of the Americans with Disabilities Act ("ADA") by the Rent Commencement Date. In the event Landlord has not completed its work by the Rent Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the Rent Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's completion of the work required this paragraph.

     18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

          A. Tenant's Responsibility: Without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Any Hazardous Materials Management Plan (HMMP) submitted and approved by the City of Santa Clara in connection with any Hazardous Materials to be used at the Premises would satisfy that requirement. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises,
(iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, emitting or disposing of Hazardous Materials, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent to bring onto the Premises or use usual and customary amounts of office and janitorial supplies.

          B. Tenant's Indemnity Regarding Hazardous Materials. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials on the Premises by Tenant, Tenant's agents, employees, contractors, or invitees. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of
1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal from soils, riverbeds or aquifers of Hazardous Materials emitted released, or disposed of on the Premises by Tenant, Tenant's agents, employees, contractors or invitees, and (iii) all costs of defending such claims.

     C. Actual Release by Tenant: Tenant agrees to notify Landlord of any lawsuits which relate to, or orders which relate to the remedying of, the actual release of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by
Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty
(20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with, poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agencies and employees within the Improvements on the Property).

     In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring consistent with acceptance customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under paragraph 20.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in paragraph 20.B of this Lease. Tenant shall provide Landlord prompt written notice of Tenant's monitoring cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Paragraph C concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of paragraph 44 of this Lease.

     D. Environmental Monitoring: Landlord and its agents shall have the right to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph 18. If Landlord discovers that Tenant is not in compliance with the terms of this paragraph 18, any such costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within five days following Landlord's written demand therefore.

     E. Landlord's Indemnity Regarding Hazardous Materials: Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or by Tenant's willful failure to prevent a third party from dumping Hazardous Materials through the surface of the Premises. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation,
(ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

The foregoing indemnity by Landlord to Tenant shall not apply to any mortgagee or its assignee which takes title to the Premises pursuant to a deed in lieu of foreclosure, foreclosure or otherwise.

     19. INDEMNITY: As a material part of the consideration to be rendered to Landlord,

Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

Landlord shall indemnify and hold Tenant harmless from any and all loss, cost, damage, injury or expense arising out of or related to (i) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the negligence or willful misconduct of Landlord, its agents or employees ("Landlord's Indemnity Obligation"), and (ii) claims arising from any breach or default on the part of Landlord in the performance of any covenant contained in this Lease. Landlord shall also indemnify Tenant and hold Tenant harmless against any loss, expense, damage, attorney's fees or liability arising out of the failure of Landlord to comply with any applicable laws in effect as of the Commencement Date. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Tenant. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair, at its sole cost and expense, any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Tenant shall have the right to install its standard monument sign at the current location of the monument sign on the Premises.

     21. ATTORNEY'S FEES: In case a suit or alternative form of dispute resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

     22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay any rent under this Lease on or before the date such rent is due under this Lease; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receive to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to Tenant pursuant to California Civil Code 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due shall provide Tenant with a period of no less than ten (10) days to pay such rent or quit.

          A. Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and
(b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

          B. Right To Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

          C. Abandonment: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.B above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.A above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          D. No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22.B or 22.C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

     24. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 22, the parties hereto agree that if the Tenant shall have materially defaulted, after notice and an opportunity to cure as provided above, in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve month period during the Lease Term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default, which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

     25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord opportunity to cure (not to exceed thirty (30) days) or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee as reasonable opportunity to cure such failure (not to exceed sixty (60) days), including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary thereof. Tenant shall not make any prepayment of rent more than one
(1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

     26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. Notices to Tenant shall be sent as follows:

Notice To:                                   Copy To:
Applied Materials, Inc.                      Applied Materials, Inc.
3050 Bowers Avenue, M/S 1903                 3050 Bowers Avenue, M/S 2634
Santa Clara, California 95054                Santa Clara, California 95054
Attn: Director, Corporate Real Estate        Attn: General Counsel

27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purposes of (i) inspecting the same, (ii) maintaining the Premises, (iii) making repairs, alternations or additions to the Premises, or (iv) performing any obligations of the Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided that such entry shall not unreasonably interfere with Tenant's use of the Premises. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     28.  Destruction Of Premises:

          A. Destruction By An Insured Casualty: In the event of a partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same to the extent of such proceeds, provided such repairs can be made within one hundred eighty (180) days from the date of such partial destruction, and such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent until such repairs are completed, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement costs of the Premises, including, the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises (i) are more than partially destroyed, or (ii) the repairs cannot be made in one hundred eighty (180) days, Landlord or Tenant may elect to terminate this Lease within fifteen (15) days of determination by Landlord of the foregoing. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of

Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction. If such destruction occurs during the last twelve (12) months of the Lease Term, Landlord shall not be obligated to restore the Premises unless Tenant exercised any then existing right to extend the term of the Lease within thirty (30) days after the destructive event.

          B. Destruction By An Uninsured Casualty: In the event of a total or partial destruction of the Premises by a casualty for which Landlord has not received insurance proceeds sufficient to repair the damage or destruction during the Lease Term, the Lease shall automatically terminate, unless (i) Landlord elects to rebuild, and (ii) the damage can be repaired within one hundred eighty (180) days.

     29.  ASSIGNMENT OR SUBLEASE:

          A. Consent By Landlord: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/ subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of the foregoing agreement, statements and additional information within which to notify Tenant in writing that Landlord elects (i) in the case of an assignment, to terminate this Lease as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord exercises its option to terminate this Lease in the event Tenant desires to assign, then this Lease shall end and expire, with respect to the Premises, on the date upon which the proposed assignment was to commence. Landlord's consent (which must be in writing) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:
(i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease: (ii) the proposed assignee is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease, and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease shall be in form reasonably satisfactory to Landlord, (iv) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (v) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to, and the approval by Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord may, in its sole discretion, withhold its consent to the proposed assignment or sublease. Notwithstanding the foregoing, Landlord's consent shall not be required for any proposed sublease or assignment to a parent, subsidiary, or other affiliate of the Tenant or to any entity into which Tenant merges or which acquires all or substantially all of the assets of Tenant ("Affiliate").

          B. Assignment Or Subletting Consideration: Any rent or other economic consideration realized by Tenant under any such sublease and assignment, except to an Affiliate to which Tenant can assign or sublease without consent, in excess of the rent payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

          C. No Release. Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            D. Effect Of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 and 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord, such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees, contractors or invitees.


     30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the day title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Tenant or Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate on the Vesting Date. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations or Personal Property or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures
Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

     31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale or other conveyance of the Premises, or in the event of a maser lease of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder to be performed thereafter, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder to be performed thereafter. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the such transferor shall be discharged from any further liability in reference thereto.

     32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination but subject to the terms and provisions of this Lease, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not adversely affect Tenant's rights hereunder.

Landlord shall use its best efforts to cause the existing lender to furnish to Tenant, within sixty (60) days of the date of both parties' execution of this Lease, with a written agreement providing for (i) recognition by the lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises. In the event that

Landlord is unable to provide such agreement, Tenant shall have as its sole remedy against Landlord the right to terminate the Lease, which election shall be made, if at all, within fourteen (14) days following the expiration of such sixty (60) day period.

     33. WAIVER: The waiver by Landlord or Tenant of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant of condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord or Tenant. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date (only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises). Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 29, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within thirty (30) days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed; and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of published financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

     37.  OPTION TO EXTEND THE LEASE TERM:

          A. Grant And Exercise Of Option: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, two
(2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"), each Option Term shall be for a period of thirty-six (36) months. Each such Option shall be exercised, if at all, by written notice to Landlord no earlier than the date that is eighteen (18) months prior to the Expiration Date but no later than the date that is nine (9) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Date, or (ii) 95% of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Date. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease (having had notice and opportunity to cure) either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term based upon the current use and other potential uses of the Premises. Fair Market Rental shall further take into account that (i) that Tenant is in occupancy of the Premises and making functional use of the space in its then existing condition, and (ii) that no brokerage commission is payable.

     B. DETERMINATION OF FAIR MARKET RENTALS: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is eight (8) months prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37.C below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37.C below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay as Base Monthly Rent to Landlord the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to paragraph 37.C below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37.C below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

     C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

          1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

          2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant cannot reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

          3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

          4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     38. RIGHT OF FIRST OFFERING TO LEASE: Beginning on the first month following the Commencement Date and terminating on the Lease Expiration Date, Landlord hereby grants Tenant a right of first offering to lease the adjacent building of approximately 63,000 square feet located at 2500 Walsh Avenue ("Expansion Building"). Prior to Landlord offering to lease the Expansion Building to a third party, Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to lease the Expansion Building. Provided at the time of exercise, Tenant (i) is not in default and (ii) fully occupies the Premises, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within twenty (20) days after Tenant's receipt of Landlord's notice, to lease the Expansion Building at the rent and terms of lease specified in the notice. In the event Tenant timely exercises such option to lease the Expansion Building, Landlord shall lease the Expansion Building to Tenant, and Tenant shall lease the Expansion Building from Landlord in accordance with the rent and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable lease agreement consistent with the terms set forth in Landlord's notice within thirty (30) days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable lease within such thirty (30) day period or (ii) Tenant fails to exercise Tenant's option within said ten (10) day period, Landlord shall have one hundred eighty
(180) days thereafter to lease the Expansion Building at no less than ninety percent (90%) of the rental rate and upon the same or substantially the same other terms of lease as specified in the notice to Tenant. In the event Landlord fails to lease the Expansion Building within said one hundred eighty (180) day period or in the event Landlord proposes to lease the Expansion Building at less then ninety percent (90%) of the rental rate or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering.

Notwithstanding the foregoing, this Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event that Landlord transfers its interest in the Premises or in the Expansion Building.

     39. RIGHT OF FIRST OFFERING TO PURCHASE: Beginning on the first month following the Commencement Date and terminating on the Lease Expiration Date, Landlord hereby grants Tenant a right of first offering to purchase the Building. Prior to Landlord offering to sell the Building to a third party, Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to sell the Building. Provided at the time of exercise, Tenant (i) is not in default and (ii) fully occupies the Premises, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice, to purchase the Building at the sales price and terms of sale specified in the notice. In the event Tenant timely exercises such option to purchase the Building, Landlord shall sell the Building to Tenant, and Tenant shall purchase the Building from Landlord in accordance with the price and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable purchase agreement consistent with the terms set forth in Landlord's notice within thirty
(30) days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable purchase agreement within such thirty (30) day period or (ii) Tenant fails to exercise Tenant's option within said ten (10) day period, Landlord shall have one hundred eighty (180) days thereafter to sell the Building at no less than ninety percent (90%) of the sales price and upon the same or substantially the same other terms of sale as specified in the notice to Tenant. In the event Landlord fails to sell the Building within said one hundred eighty (180) day period or in the event Landlord proposes to sell the Building at less than ninety percent(90%) of the sales price or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering.

This Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event of a foreclosure or other involuntary transfer of Landlord's interest in the Premises. Notwithstanding the foregoing, this Right of First Offering shall not apply to transfers of all or portion of the Building to (i) John A. Sobrato and/or John M. Sobrato (individually and collectively "Sobrato"), and (ii) any immediate family member of Sobrato, and (iii) any trust established, in whole or in part, for the benefit of Sobrato and/or any immediate family member of Sobrato, (iv) any partnership in which Sobrato or any immediate family member, either directly or indirectly (e.g., through a partnership or corporate entity or a trust) retains a general partner interest, and/or (v) any corporation under the control, either directly or indirectly, by Sobrato or any immediate family member of Sobrato.

     40. OPTIONS: All Options provided Tenant in this Lease are personal and granted to Tenant and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, except to an Affiliate for which Landlord's consent is not required, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

     41. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

     42. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Wayne Mascia Associates and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

     43. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment for any item other than Landlord's Indemnity Obligation shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership. Any judgment arising from Landlord's Indemnity Obligation shall be limited to the greater or (i) Landlord's interest in the Premises as provided above, or (ii) One Million and No/100 Dollars ($1,000,000.00). Landlord shall carry liability insurance including liability in the amount of Five Million and No/100 Dollars ($5,000,000.00).

     44. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing and that the officers executing this Lease are duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory authorizing the execution of the Lease.

     45. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as a capital improvement for which amortization can be charged to Tenant and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant.

     46. DISPUTE RESOLUTION: Except for the failure by Tenant to timely pay the Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

     47.  MISCELLANEOUS PROVISIONS:

          A. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation, those referred to as "additional rent", shall be deemed to be rent.

          B. MANAGEMENT FEE: Tenant shall pay to Landlord in addition to the Base Monthly Rent a fee of two percent (2%) of the Base Monthly Rent to reimburse Landlord for the property management costs related to the Premises.

          C. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance including interest as provided in paragraph 46.D below within ten (10) days following Landlord's written notice for such payment.

          D. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the due date until the date paid to Landlord.

          E. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          F. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

          G. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          H. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

          I.   TIME: Time is of the essence hereunder.

          J. ENTIRE AGREEMENT: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          K. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

          L. HEADINGS: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

          M. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:                                   TENANT:
Sobrato Development Companies #871,         Applied Materials,
a California Limited Partnership            A Delaware Corporation


By:  /s/ JOHN MICHAEL SOBRATO               By:  /s/ DOUGLASS SPILMAN
     ---------------------------                 ------------------------------
Its: General Partner                                DOUGLASS SPILMAN
--------------------------------            Its: Director
                                                 ------------------------------
                                                 Corp. Real Estate & Facilities
                                                 ------------------------------

                             EXHIBIT "A" - PREMISES


                                    SITE MAP

                       EXHIBIT "B" - TENANT IMPROVEMENTS


                   (preliminary - final plans to be attached)





                                   FLOOR PLAN

                                  FIRST FLOOR


                   (Preliminary - final plans to be attached)






                                   FLOOR PLAN

                           PARKING LICENSE AGREEMENT

     THIS PARKING LICENSE AGREEMENT ("Agreement") is entered into as of October 1, 1997 (the "Effective Date"), by and between Probe Technology Corporation, a California corporation ("Probe") and Applied Materials, Inc., a Delaware corporation ("AMAT")

                                    RECITALS

A. Probe is the tenant of the property located at 2424 Walsh Avenue, Santa Clara, California. AMAT is the tenant of the property located at 2450 Walsh Avenue, Santa Clara, California.

B. Probe desires to utilize certain parking facilities at 2450 Walsh Avenue in connection with its occupancy of 2424 Walsh Avenue. AMAT is willing to allow probe to access 2450 Walsh Avenue subject to the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Probe and AMAT agree as follows:

1. GRANT OF LICENCE. AMAT hereby grants to Probe, its employees, agents, contractors and invitees the right to utilize twelve (12) parking spaces at 2450 Walsh Avenue, including rights of ingress and egress thereto. Probe's employees, agents, contractors and invitees shall utilize only those spaces shown on the diagram attached hereto as Exhibit A.

2. TERM. The term of this Agreement shall commence on the Effective Date and shall continue on a month-to-month basis. The Agreement may be terminated by either party upon thirty (30) days written notice to the other party.

3. RENT. Probe shall pay to AMAT monthly rent in the amount of Three Hundred Sixty Dollars ($360.00), which payment shall be due on the first day of each month of the term. Rent for any partial month shall be prorated based on the number of days in such month.

4. DAMAGE TO THE PROBE PROPERTY. Probe shall promptly repair any damage caused by its entry onto 2450 Walsh Avenue pursuant to this Agreement. If Probe fails to repair any damage within thirty (30) days of receipt of notice to do so from AMAT, AMAT may perform such repair work and submit an invoice to Probe. Any such invoice shall be paid within thirty (30) days and shall bear interest at the highest rate permitted by law if not paid within such thirty (30) day period.

5. Indemnification. Probe shall indemnify AMAT and its landlord, Sobrato Development Companies #871 ("Sobrato") and hold AMAT and Sobrato harmless from any and all loss, cost, damage, injury or expense (including reasonable attorneys' fees and costs) arising out of or related to claims of injury to or death of persons or damage to property occurring from the use or occupancy of 2450 Walsh Avenue by Probe, its employees, agents, contractors and invitees. Notwithstanding the foregoing Probe shall have no obligation to indemnify AMAT or Sobrato from any claim arising from the negligence or willful misconduct of AMAT or Sobrato or their employees, agents, consultants and invitees. This indemnity shall survive the termination of this Agreement for a period of three years.

6. Insurance. During the term of this Agreement, Probe shall obtain worker's compensation and public liability and property damage insurance for occurrences at 2450 Walsh Avenue with combined limits for bodily injury and property damage of not less than $2,000,000.00 per occurrence and a general aggregate limit of not less than $5,000,000.00. Probe shall name AMAT, Sobrato and Sobrato's lender as additional insureds, and shall deliver a copy of the policies and renewal certificates to AMAT. All such policies shall provide for thirty (30) days prior written notice to AMAT and Sobrato of any cancellation, termination or reduction in coverage.

7. Sobrato's Consent. Probe acknowledges that this Agreement is subject to the consent of Sobrato. Accordingly, this Agreement shall not be effective unless and until Sobrato has consented to this Agreement in writing. AMAT shall use diligent efforts to obtain such consent as soon as reasonably possible following execution of this Agreement by AMAT and Probe. AMAT shall have no liability whatsoever to Probe, however, if AMAT is unable to obtain such consent from Sobrato.

8. Notices. All notices to be given to either party pertaining to this Agreement shall be in writing and shall be deemed to have been fully given two
(2) days after being deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the following addresses, or to such other place as the party to be notified may from time to time designate in writing:

If to Probe:            Probe Technology Corporation
                        2424 Walsh Avenue
                        Santa Clara, A 95051-1303
                        Attn: Chief Financial Officer

If to AMAT:             Applied Materials, Inc.
                        3050 Bowers Avenue, M/S 2753
                        Santa Clara, CA 95054
                        Attn: Corporate Real Estate Manager

with a copy to:         Applied Materials, Inc.
                        2881 Scott Boulevard, M/S 2062
                        Santa Clara, CA 95050
                        Attn: General Counsel

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous negotiations, agreements or understandings.

10. Modification. This Agreement may not be modified or amended except by a written instrument signed by both parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

      Probe                                      AMAT
      -----                                      ----

      Probe Technology Corporation, a            Applied Materials, Inc. a
      California corporation                     Delaware corporation


      By:     /s/ WILLIAM P. DOWNEY              By:  /s/ WEI CHIU
         --------------------------------           -----------------------------------
      Name:   William P. Downey                  Name:  Wei Chiu
           ------------------------------             ---------------------------------
      Its:     C.F.O.                            Its:  Sr. Director
           ------------------------------             ---------------------------------
                                                       Global Real Estate& Construction
                                                      ---------------------------------

                                   SITE PLAN







                                   EXHIBIT A